Exhibit 99.1

FOR RELEASE:	NEW HARTFORD, NY, March 6, 2020
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226
cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION

ANNOUNCES DATE FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

New Hartford, NY- March 6, 2020 -- PAR Technology Corporation (NYSE: PAR) today announced the Company’s 2020 Annual Meeting of Stockholders will be held at 10:00 a.m. (local time) at the Turning Stone Resort Casino, 5218 Patrick Road, Verona, New York 13478 on Thursday, June 4, 2020.

ABOUT PAR TECHNOLOGY

PAR Technology Corporation (PAR) is a customer success-driven, global restaurant/retail technology company with over 100,000 restaurants in more than 110 countries using its point of sale hardware and software. PAR’s Brink integration ecosystem enables quick service, fast casual, table service, and cloud restaurants to improve their operational efficiency by combining its cloud-based POS software with the world’s leading restaurant technology platforms.  PAR, through its Government segment provides intelligence, surveillance, and reconnaissance (“ISR”) solutions and mission systems support to the Department of Defense and other Federal agencies.  PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR. For more information, visit www.partech.com or connect with PAR on Facebook at www.facebook.com/parpointofsale or Twitter at www.twitter.com/Par_tech.

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